As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ConocoPhillips Company (Issuer)
ConocoPhillips (Guarantor)
(Exact name of Registrants as specified in their charters)
Delaware Delaware (State or other jurisdiction of incorporation or organization)	2911 2911 (Primary Standard Industrial Classification Code Number)	73-0400345 01-0562944 (IRS Employer Identification Number)

925 N. Eldridge Parkway
Houston, Texas 77079
(281) 293-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Kelly B. Rose
Senior Vice President, Legal, General Counsel and Corporate Secretary
ConocoPhillips
925 N. Eldridge Parkway
Houston, Texas 77079
(281) 293-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with copy to:
Keith M. Townsend
Trevor G. Pinkerton
King & Spalding LLP
1100 Louisiana Street, Suite 4100
Houston, Texas 77002-5213
(713) 751-3200
Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 8, 2025
CONOCOPHILLIPS COMPANY
Offers to Exchange the Registered Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Corresponding Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$227,925,000 4.400% Notes due 2027 (CUSIP No. 20826F BV7)	$227,925,000 4.400% Notes due 2027 (CUSIP Nos. 20826F BP0 and U19476 AC1)
$58,635,000 5.300% Notes due 2029 (CUSIP No. 20826F BW5)	$58,635,000 5.300% Notes due 2029 (CUSIP Nos. 20826F BQ8 and U19476 AD9)
$102,042,000 6.800% Notes due 2032 (CUSIP No. 20826F BX3)	$102,042,000 6.800% Notes due 2032 (CUSIP Nos. 20826F BR6 and U19476 AE7)
$63,047,000 5.700% Notes due 2034 (CUSIP No. 20826F BY1)	$63,047,000 5.700% Notes due 2034 (CUSIP Nos. 20826F BS4 and U19476 AF4)
$259,050,000 6.600% Notes due 2037 (CUSIP No. 20826F BZ8)	$259,050,000 6.600% Notes due 2037 (CUSIP Nos. 20826F BT2 and U19476 AG2)
$151,419,000 5.200% Notes due 2045 (CUSIP No. 20826F CA2)	$151,419,000 5.200% Notes due 2045 (CUSIP Nos. 20826F BU9 and U19476 AH0)
Principal Terms of the Exchange Offers
These are offers (the “exchange offers”) by ConocoPhillips Company, a Delaware corporation (“CPCo,” or the “Company”), a wholly owned subsidiary of ConocoPhillips, a Delaware corporation (“COP” or the “Guarantor”), to exchange an equal principal amount of the respective series of 4.400% Notes due 2027, 5.300% Notes due 2029, 6.800% Notes due 2032, 5.700% Notes due 2034, 6.600% Notes due 2037 and 5.200% Notes due 2045, in each case fully and unconditionally guaranteed by the Guarantor (collectively, the “Registered Notes”), for the outstanding unregistered Restricted Notes (as defined below), the offers of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).
CPCo issued the unregistered 4.400% Notes due 2027 (CUSIP Nos. 20826F BP0 and U19476 AC1) (the “Restricted 2027 Notes”), 5.300% Notes due 2029 (CUSIP Nos. 20826F BQ8 and U19476 AD9) (the “Restricted 2029 Notes”), 6.800% Notes due 2032 (CUSIP Nos. 20826F BR6 and U19476 AE7) (the “Restricted 2032 Notes”), 5.700% Notes due 2034 (CUSIP Nos. 20826F BS4 and U19476 AF4) (the “Restricted 2034 Notes”), 6.600% Notes due 2037 (CUSIP Nos. 20826F BT2 and U19476 AG2) (the “Restricted 2037 Notes”) and 5.200% Notes due 2045 (CUSIP Nos. 20826F BU9 and U19476 AH0) (the “Restricted 2045 Notes”), in each case fully and unconditionally guaranteed by the Guarantor (collectively, the “Restricted Notes”), in December 2024 in several private offers pursuant to which such notes were exchanged for notes issued by Marathon Oil Corporation (“Marathon”).
Each of the exchange offers expire at 5:00 p.m., New York City time, on           , 2025, unless the Company extends one or more offers. You may withdraw tenders of Restricted Notes at any time prior to the expiration of the relevant exchange offer. The exchange offers are not subject to any condition other than that they will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and no action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offers. The exchange offers are not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange. Neither exchange offer is conditioned on the consummation of the other exchange offer.
Principal Terms of the Registered Notes
The terms of the Registered Notes to be issued in the exchange offers are substantially identical in all material respects to the terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement (as defined herein). No public market currently exists for the Restricted Notes. We do not intend to list the Registered Notes on any securities exchange or to apply for quotation in any automated dealer quotation system, and, therefore, no active public market is anticipated.
The Registered Notes, like the Restricted Notes, will constitute senior unsecured debt of the Company and will rank equally with each other series of notes and with the Company’s other senior unsecured debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding. The Guarantor’s guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding.
You should carefully consider the risk factors beginning on page 10 of this prospectus before participating in these exchange offers.
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company and COP have agreed that, for a period of up to 180 days after the expiration time of the applicable exchange offer, if requested by one or more such broker-dealers, the Company and COP will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution.”
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Registered Notes or the exchange offers or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2025.

Neither the Company nor COP has authorized anyone to provide you with information that is different from the information included or incorporated by reference in this document. Neither the Company nor COP can take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to offer or sell these securities.

No person is authorized in connection with these exchange offers to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company or COP. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Registered Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Registered Notes and participate in the exchange offers solely on information contained or incorporated by reference in this prospectus.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations.
We have filed with the SEC a registration statement on Form S-4 (File No. 333-      ) with respect to the exchange offers and the Registered Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about the Company, COP, the exchange offers and the Registered Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. Statements the Company or COP makes in this prospectus or made in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When the Company or COP makes such statements, the Company and COP refer you to the copies of the contracts or documents that are filed, because those statements are qualified in all respects by reference to those exhibits. The registration statement incorporates important business and financial information about the Company that is not included or delivered with this document. The registration statement, including its exhibits and schedules, is available at the SEC’s website at www.sec.gov.

i

You may also obtain this information without charge by writing to ConocoPhillips, Shareholder Relations Department, P.O. Box 2197, Houston, Texas 77252-2197.
In order to ensure timely delivery, you must request the information no later than            , 2025, which is five business days before the expiration of the exchange offers.
Unless the context otherwise requires, we refer to ConocoPhillips in this prospectus as “COP” or the “Guarantor”, to COP and its consolidated subsidiaries as “we,” “us,” “our” or comparable terms, and to ConocoPhillips Company as “CPCo” or the “Company.”

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS
This prospectus, including the information we incorporate by reference, includes forward-looking statements. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations are forward-looking statements. Examples of forward-looking statements contained in this prospectus include our expected production growth and outlook on the business environment generally, our expected capital budget and capital expenditures, and discussions concerning future dividends. You can often identify our forward-looking statements by the words “anticipate,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “intend,” “goal,” “guidance,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “will,” “would” and similar expressions.
We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. See the risks identified under the heading “Risk Factors” contained in this prospectus. Any differences could result from a variety of factors and uncertainties, including, but not limited to, the following:
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Effects of volatile commodity prices, including prolonged periods of low commodity prices, which may adversely impact our operating results and our ability to execute on our strategy and could result in recognition of impairment charges on our long-lived assets, leaseholds and nonconsolidated equity investments.

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Global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes as a result of any ongoing military conflict and the global response to such conflict; security threats on facilities and infrastructure; global health crises; the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries; or the resulting company or third-party actions in response to such changes.

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The potential for insufficient liquidity or other factors, such as those described herein, that could impact our ability to repurchase shares and declare and pay dividends, whether fixed or variable.

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Potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance.

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Reductions in our reserve replacement rates, whether as a result of significant declines in commodity prices or otherwise.

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Unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage.

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Failure to progress or complete announced and future development plans related to constructing, modifying or operating exploration and production (“E&P”) and liquefied natural gas (“LNG”) facilities, or unexpected changes in costs, inflationary pressures or technical equipment related to such plans.

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Significant operational or investment changes imposed by legislative and regulatory initiatives and international agreements addressing environmental concerns, including initiatives addressing the impact of global climate change, such as limiting or reducing GHG emissions; regulations concerning hydraulic fracturing, methane emissions, flaring or water disposal; and prohibitions on commodity exports.

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Broader societal attention to and efforts to address climate change may cause substantial investment in and increased adoption of competing or alternative energy sources.

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Risks, uncertainties and high costs that may prevent us from successfully executing on our Climate Risk Strategy.

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Lack or inadequacy of, or disruptions in, reliable transportation for our crude oil, bitumen, natural gas, LNG and natural gas liquids (“NGLs”).

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Inability to timely obtain or maintain permits, including those necessary for construction, drilling and/or development, or inability to make capital expenditures required to maintain compliance with any necessary permits or applicable laws or regulations.

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Potential disruption or interruption of our operations and any resulting consequences due to accidents; extraordinary weather events; supply chain disruptions; civil unrest; political events; war; terrorism; cybersecurity threats or information technology failures, constraints or disruptions.

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Liability for remedial actions, including removal and reclamation obligations, under existing or future environmental regulations and litigation.

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Liability resulting from pending or future litigation or our failure to comply with applicable laws and regulations.

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General domestic and international economic, political and diplomatic developments, including deterioration of international trade relationships; the imposition of trade restrictions or tariffs relating to commodities and material or products (such as aluminum and steel) used in the operation of our business; expropriation of assets; changes in governmental policies relating to commodity pricing, including the imposition of price caps; sanctions; or other adverse regulations or taxation policies.

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Competition and consolidation in the oil and gas E&P industry, including competition for sources of supply, services, personnel and equipment.

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Any limitations on our access to capital or increase in our cost of capital or insurance, including as a result of illiquidity, changes or uncertainty in domestic or international financial markets, foreign currency exchange rate fluctuations or investment sentiment.

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Challenges or delays to our execution of, or successful implementation of the acquisition of Marathon or any future asset dispositions or acquisitions we elect to pursue; potential disruption of our operations, including the diversion of management time and attention; our inability to realize anticipated cost savings or capital expenditure reductions; difficulties integrating acquired businesses and technologies; or other unanticipated changes.

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Our inability to deploy the net proceeds from any asset dispositions that are pending or that we elect to undertake in the future in the manner and timeframe we anticipate, if at all.

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The operation, financing and management of risks of our joint ventures.

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The ability of our customers and other contractual counterparties to satisfy their obligations to us, including our ability to collect payments when due from the government of Venezuela or Petróleos de Venezuela, S.A.

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Uncertainty as to the long-term value of our common stock.

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The factors generally described in Part I — Item 1A in our 2024 Annual Report on Form 10-K and any additional risks described in our other filings with the SEC.

The forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference herein, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the exchange offers or the Registered Notes, including information that may be important to you. To better understand our business and financial position, you should carefully review this entire document and the documents incorporated by reference herein, including the information under “Risk Factors” and “Cautionary Note Concerning Factors that May Affect Future Results.”
ConocoPhillips Company
ConocoPhillips Company, the issuer of the Registered Notes, is a direct, wholly owned subsidiary of ConocoPhillips. Its principal executive offices are located at 925 N. Eldridge Parkway, Houston, TX 77079, United States, telephone: (281) 293-1000.
ConocoPhillips
ConocoPhillips, the Guarantor of the Registered Notes, is one of the world’s leading E&P companies based on production and reserves, with operations and activities in 15 countries. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe, Africa and Asia; global LNG developments; oil sands in Canada; and an inventory of global exploration prospects. Headquartered in Houston, Texas, at March 31, 2025, we employed approximately 11,800 people worldwide and had total assets of $124 billion.
ConocoPhillips was incorporated in the state of Delaware in 2001, in connection with, and in anticipation of, the merger between Conoco Inc. and Phillips Petroleum Company. The merger between Conoco and Phillips was consummated on August 30, 2002. In April 2012, ConocoPhillips completed the separation of the downstream business into an independent, publicly traded energy company, Phillips 66. Its principal executive offices are located at 925 N. Eldridge Parkway, Houston, TX 77079, United States, telephone: (281) 293-1000.
On November 22, 2024, we completed our acquisition of Marathon, an independent oil and gas exploration and production company with operations in multiple basins in the Lower 48 as well as Equatorial Guinea internationally.

THE EXCHANGE OFFERS
Background
In December 2024, CPCo issued the Restricted Notes as part of several private offers to all eligible holders for any and all outstanding notes issued by Marathon (the “Marathon Exchange Offer”) pursuant to which the Restricted Notes were exchanged for notes issued by Marathon. CPCo is offering to issue the Registered Notes in exchange for the Restricted Notes to satisfy CPCo’s and COP’s obligations under the Registration Rights Agreement, dated as of December 30, 2024 (the “Registration Rights Agreement”), that CPCo and COP entered into with the dealer managers of the Marathon Exchange Offer.
The exchange offers are intended to satisfy the rights granted to holders of the Restricted Notes in the Registration Rights Agreement. After the exchange offers are complete, holders of Restricted Notes will no longer be entitled to any exchange or registration rights with respect to the Restricted Notes.
Exchange Offers
We are offering to exchange the Registered Notes for a like principal amount of the applicable Restricted Notes of the same series, the offer of which has been registered under the Securities Act.
The Registered Notes will be substantially identical in all material respects to the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.
The Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. You should read the discussion under the headings “The Registered Notes” and “Description of the Notes” for further information regarding the Registered Notes. You should also read the discussion under the heading “Terms of the Exchange Offers” for further information regarding the exchange offers and resale of the Registered Notes.
Resales
Based on interpretations by the staff of the SEC set forth in no-action letters issued to Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Company believes that the Registered Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that you:
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are acquiring the Registered Notes in the ordinary course of business;

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have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; and

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you are not an “affiliate” of the Company or COP, as defined in Rule 405 of the Securities Act.

By completing and submitting the letter of transmittal and exchanging your Restricted Notes for Registered Notes, as described below, you will be making representations to this effect.

Each participating broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”
Any holder of Restricted Notes who:
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is an affiliate of the Company or COP, as defined in Rule 405 of the Securities Act;

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does not acquire the Registered Notes in the ordinary course of its business; or

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cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters;

must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Registered Notes. The Company will not assume, nor will the Company indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Registered Notes issued in the exchange offers absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.
If the exchange offers may not be completed as soon as practicable after the last date of acceptance for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC, or if the exchange offers are not consummated for any reason prior to the later of March 31, 2026 and the date on which, under certain circumstances, any holder of Restricted Notes so requests, the Company will be required to use commercially reasonable efforts to file a shelf registration statement under the Securities Act which would cover resales of the Restricted Notes. See “Terms of the Exchange Offers — Additional Obligations.”
Expiration Time
The exchange offers will expire at 5:00 p.m., New York City time, on               , 2025, or such later date and time to which the Company extends it. The Company does not currently intend to extend the expiration time for any of the offers.
Conditions to the Exchange
Offers
The exchange offers are subject to the following conditions, which the Company may waive:
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the exchange offers do not violate applicable law or applicable interpretations of the staff of the SEC; and

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no action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to these exchange offers.

The exchange offers are not conditioned upon any minimum aggregate principal amount of the Restricted Notes being tendered for exchange. Neither exchange offer is conditioned on the consummation of the other exchange offer.

See “Terms of the Exchange Offers — Conditions to the Exchange Offers.”
Procedures for Tendering the Restricted Notes
If you wish to accept and participate in the exchange offers, you must complete and submit the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, together with the Restricted Notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. As you hold Restricted Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program (“ATOP”) procedures of DTC described herein.
By signing or agreeing to be bound by the letter of transmittal, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, you represent to the Company that, among other things:
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any Registered Notes that you receive will be acquired in the ordinary course of business;

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you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes;

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if you are a broker-dealer that will receive Registered Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of the Registered Notes; and

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you are not an “affiliate” of the Company or COP, as defined in Rule 405 under the Securities Act.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Restricted Notes in the exchange offers, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the person in whose name the Restricted Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time.
If you are a beneficial owner that holds Restricted Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your Restricted Notes, contact Euroclear or Clearstream directly to ascertain the procedures for tendering Restricted Notes and comply with such procedures.

Withdrawal of Tenders
Tenders of the Restricted Notes pursuant to the exchange offers may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written notice of withdrawal to the exchange agent at its address indicated under “Terms of the Exchange Offers — Exchange Agent” before the expiration time of the exchange offers.
Acceptance of the Restricted Notes and Delivery of the Registered Notes
If all of the conditions to the completion of these exchange offers are satisfied, the Company will accept any and all Restricted Notes that are properly tendered in these exchange offers and not properly withdrawn before the expiration time. The Company will return any Restricted Notes that the Company does not accept for exchange to its registered holder at the Company’s expense promptly after the expiration time. The Company will deliver the Registered Notes to the registered holders of Restricted Notes accepted for exchange promptly after the expiration time and acceptance of such Restricted Notes. See “Terms of the Exchange Offers — Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes.”
Effect on Holders of the Restricted Notes
As a result of making, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of, the exchange offers, the Company and COP will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Restricted Notes does not tender its Restricted Notes in the exchange offers, such holder will continue to hold their Restricted Notes and such holder will be entitled to all the rights and limitations applicable to the Restricted Notes in the Indenture (as defined in “The Registered Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offers. See “Terms of the Exchange Offers — Purpose and Effect of the Exchange Offers.”
Consequences of Failure to Exchange
All untendered Restricted Notes will continue to be subject to the restrictions on transfer provided for in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Restricted Notes will likely become more limited to the extent that other holders of Restricted Notes participate in the exchange offers. Following consummation of the exchange offers, the Company will not be required to register under the Securities Act any Restricted Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Restricted Notes not eligible to participate in the exchange offers pursuant to the Registration Rights Agreement. If your Restricted Notes are not tendered and accepted in the exchange offers, it may become more difficult to sell or transfer the Restricted Notes. See “Terms of the Exchange Offers — Additional Obligations” and “Risk Factors.”

Material U.S. Federal Income Tax Considerations
The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth under the heading “Terms of the Exchange Offers — Exchange Agent.”

THE REGISTERED NOTES
The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of the Notes.” Other than the restrictions on transfer, registration rights and additional interest provisions, each series of the Registered Notes will have the same terms as the corresponding series of the Restricted Notes.
The Restricted Notes were, and the Registered Notes will be, issued by ConocoPhillips Company and fully and unconditionally guaranteed by ConocoPhillips. The following table sets forth the title (including interest rate), CUSIP number of corresponding series of Restricted Notes, maturity date, aggregate principal amount and interest payment dates of each series of Registered Notes offered hereby. The Restricted Notes were, and the Registered Notes will be, issued pursuant to the Indenture, dated as of December 7, 2012 (the “Indenture”), among the Company, COP and The Bank of New York Mellon Trust Company, N.A., as trustee, filed with the SEC, in the case of the Indenture, as Exhibit 4.1 to the Registration Statement of which this prospectus forms a part.
Title	CUSIP Nos. of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
4.400% Notes due 2027	20826F BP0 and U19476 AC1	July 15, 2027	$227,925,000	January 15 and July 15
5.300% Notes due 2029	20826F BQ8 and U19476 AD9	April 1, 2029	$58,635,000	April 1 and October 1
6.800% Notes due 2032	20826F BR6 and U19476 AE7	March 15, 2032	$102,042,000	March 15 and September 15
5.700% Notes due 2034	20826F BS4 and U19476 AF4	April 1, 2034	$63,047,000	April 1 and October 1
6.600% Notes due 2037	20826F BT2 and U19476 AG2	October 1, 2037	$259,050,000	April 1 and October 1
5.200% Notes due 2045	20826F BU9 and U19476 AH0	June 1, 2045	$151,419,000	June 1 and December 1
Interest Payment Dates
Interest on the Registered Notes will accrue from the last interest payment date prior to the expiration time on which interest was paid on the Restricted Notes surrendered in exchange for the applicable Registered Notes, which are expected to be as follows:
Title	Last Interest Payment Date
4.400% Notes due 2027	January 15, 2025
5.300% Notes due 2029	April 1, 2025
6.800% Notes due 2032	March 15, 2025
5.700% Notes due 2034	April 1, 2025
6.600% Notes due 2037	April 1, 2025
5.200% Notes due 2045	June 1, 2025
The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date prior to the expiration time on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.

Ranking
The Registered Notes will constitute senior, unsecured debt of the Company and will rank:
•
equally with its senior unsecured debt from time to time outstanding;

•
senior to its subordinated debt from time to time outstanding; and

•
effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding.

COP’s guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding. See “Description of the Notes — Ranking.”
Optional Redemption
Each series of Registered Notes to be issued in the exchange offers will have the same redemption provisions as the corresponding series of Restricted Notes for which they are being offered in exchange. For more information on the redemption provisions of the Notes of each series, see “Description of the Notes — Optional Redemption.”
Guarantee
COP will fully and unconditionally guarantee on a senior, unsecured basis the full and prompt payment of the principal of and any premium and interest on the Registered Notes, when and as it becomes due and payable, whether at maturity or otherwise.
Certain Covenants
The Indenture governing the Registered Notes contains covenants that limit the ability of COP, with certain exceptions, to:
•
incur debt secured by liens;

•
engage in sale and leaseback transactions; and

•
merge, consolidate or transfer all or substantially all of CPCo’s or the Guarantor’s assets.

These covenants are identical to those applicable to the equivalent Restricted Notes to be exchanged in the exchange offers. See “Description of the Notes — Certain Covenants.”
Use of Proceeds
The Company will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.
Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A.
Form and Denominations
The Registered Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Notes — Book-Entry System.” The Registered Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
For a discussion of factors you should carefully consider before deciding to purchase the Registered Notes, see “Cautionary Note Concerning Factors that May Affect Future Results” and “Risk Factors” beginning on pages iii and 10, respectively, of this prospectus and the “Risk Factors” discussed in Part I, Item 1A of

ConocoPhillips’ Form 10-K for the year ended December 31, 2024 and in our other filings with the SEC that are incorporated by reference in this prospectus.
No Public Market
The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. See “Risk Factors.” An active trading market may not develop for the Registered Notes, and we do not intend to apply to list the Registered Notes on any securities exchange or for quotation in any automated dealer quotation system.
Governing Law
New York law governs the Indenture and will govern the Registered Notes.

RISK FACTORS
Investing in the Registered Notes involves risks, which risks are substantially equivalent to those applicable to the Restricted Notes exchanged therefor except that the Registered Notes will be registered. Prospective investors should consider carefully all of the information set forth in this prospectus, any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors discussed below and under “Risk Factors” in Part I, Item 1A of ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2024 and any additional risks described in our other filings with the SEC. See “Where You Can Find More Information” and “Cautionary Note Concerning Factors that May Affect Future Results.”
Risks Related to the Business
You should read and consider risk factors specific to ConocoPhillips’ businesses. These risks are described in Part I, Item 1A of ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our other filings with the SEC. For the location of information incorporated by reference in this prospectus, see the section entitled “Where You Can Find More Information.”
Risks Related to the Registered Notes
The Issuer, CPCo, is dependent, in part, on the earnings of its subsidiaries.
CPCo holds a portion of its assets through direct and indirect ownership interests in, and conducts part of its business through, its subsidiaries. CPCo relies, in part, on dividends or other distributions from its subsidiaries, together with cash generated from its own operations, to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Consequently, CPCo’s ability to repay its debt when due, including the Registered Notes, may depend on the earnings of its subsidiaries, as well as its ability to receive funds from its subsidiaries through dividends or other payments or distributions. The ability of CPCo’s subsidiaries to pay dividends, repay intercompany debt or make other advances to it is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing its subsidiaries. CPCo’s foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to it, and other limits.
Because the Guarantor, as guarantor of the Registered Notes, is the direct parent entity of CPCo, the restrictions and constraints described above similarly apply to the Guarantor’s ability to perform its obligations under the guarantee, including with respect to payments of principal and interest on the Registered Notes.
The Registered Notes are structurally subordinated to all of the liabilities of CPCo’s subsidiaries.
The Registered Notes are CPCo’s general unsecured obligations and are not guaranteed by any of its subsidiaries. CPCo is a legal entity separate and distinct from its subsidiaries, and holders of the Registered Notes will be able to look only to CPCo or to the Guarantor, as guarantor of the Registered Notes, for payments on the Registered Notes. In addition, CPCo’s right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the Registered Notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that CPCo is recognized as a creditor of that subsidiary. All obligations of CPCo’s subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to CPCo. Accordingly, the Registered Notes are structurally subordinated to all existing and future liabilities of CPCo’s subsidiaries and all liabilities of any of its future subsidiaries.
There are limited covenants governing the Registered Notes. These covenants do not restrict our ability to incur additional unsecured debt or to take other actions that could negatively impact holders of the Registered Notes.
The Registered Notes contain limited covenants, including those restricting the Guarantor’s ability and the ability of certain of its subsidiaries to incur certain debt secured by liens and engage in sale and leaseback transactions Neither the Guarantor nor its subsidiaries are restricted under the terms of the Registered Notes from incurring additional unsecured debt, including additional senior debt under the Indenture or indebtedness under new or existing credit facilities, and we may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. In addition, the limited covenants applicable to the Registered Notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our or their financial position or results of operations. We may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. Further, the Indenture does not contain provisions that would afford holders of the Registered Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Registered Notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the Registered Notes when due. In addition, we and our subsidiaries are not restricted by the terms of the Registered Notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.
The Registered Notes and the guarantee will be effectively junior to all secured indebtedness of CPCo and the Guarantor, respectively.
The Registered Notes are CPCo’s senior, unsecured obligations and rank equally with all its other unsecured indebtedness. The Registered Notes will be effectively subordinated to any secured debt CPCo may incur in the future to the extent of the value of the assets securing such debt. If CPCo defaults on the Registered Notes, becomes bankrupt, liquidates or reorganizes, any secured creditors could use its assets securing their debt to satisfy their secured debt before you would receive any payment on the Registered Notes. If the value of the collateral is not sufficient to pay any secured debt in full, CPCo’s secured creditors would share the value of its other assets, if any, with you and the holders of other claims against CPCo that rank equally with the Registered Notes.
The Guarantor’s guarantee is its senior, unsecured obligation and ranks equally with all its other unsecured indebtedness, and, accordingly, its guarantee will be effectively subordinated to any secured debt it may incur in the future to the extent of the value of the assets securing such debt.
There is no established trading market for any series of the Registered Notes and you may not be able to sell the Registered Notes.
Each series of Registered Notes is a new issue of securities with no established trading market. CPCo does not intend to apply for listing of any series of the Registered Notes on any securities exchange or for quotation on any automated dealer quotation system. Accordingly, you cannot be assured as to the liquidity of any market that may develop for any series of the Registered Notes, the ability of holders of the Registered Notes to sell their Registered Notes or the prices at which their Registered Notes could be sold. The liquidity of any market for any series of the Registered Notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Further, if markets were to develop, the market prices for the Registered Notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in the same industry.
Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the Registered Notes.
The market price of the Registered Notes will be based on a number of factors, including:
•
our ratings with major credit rating agencies;

•
the prevailing interest rates being paid by companies similar to us;

•
our operating results, financial condition, financial performance and future prospects; and

•
the overall condition of the financial and credit markets.

We cannot be sure that credit rating agencies will maintain their ratings on the Registered Notes. Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as they believe warranted. The credit rating agencies also evaluate the oil and gas industries as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end user markets. A negative change in our credit ratings could have an adverse effect on the price of the Registered Notes.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the price of the Registered Notes.
Our credit ratings may not reflect all risks of your investment in the Registered Notes.
The credit ratings assigned to the Registered Notes are limited in scope and do not address all material risks relating to an investment in the Registered Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Registered Notes and increase our corporate borrowing costs. None of CPCo, COP, nor the Registered Notes trustee undertakes any obligation to maintain the ratings or to advise holders of Registered Notes of any change in ratings.
We may choose to redeem any series of the Registered Notes prior to maturity.
We may redeem some or all of the Registered Notes at any time. See “Description of the Notes.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Registered Notes being redeemed.
Risks Related to the Exchange Offers
You may have difficulty selling the Restricted Notes that you do not exchange.
If you do not exchange your Restricted Notes for Registered Notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your Restricted Notes described in the legend on your Restricted Notes and we will not be required to offer another opportunity for you to exchange your Restricted Notes for registered notes, except in limited circumstances. The restrictions on transfer of your Restricted Notes arise because the Restricted Notes were issued under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Restricted Notes only if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We do not intend to register the Restricted Notes under the Securities Act. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes. To the extent Restricted Notes are tendered and accepted in the exchange offers, the trading market, if any, for the remaining Restricted Notes would likely be adversely affected. See “Terms of the Exchange Offers — Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Restricted Notes.
Because we anticipate that most holders of the Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offers will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Restricted Notes of the applicable series outstanding. Following the exchange offers, if you do not tender your Restricted Notes you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the exchange offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any noteholder that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must comply with the exchange offer procedures in order to receive freely tradable Registered Notes.
Delivery of the Registered Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offers will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of the Restricted Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. The method of delivery of Restricted Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders of the Restricted Notes.
Consummation of the exchange offers may not occur.
Each of the exchange offers is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offers — Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the timing described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Registered Notes, during which time such holders will not be able to effect transfers of their Restricted Notes tendered in the exchange offers. Until we announce whether CPCo has accepted valid tenders of Restricted Notes for exchange pursuant to one of the exchange offers, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, CPCo may, in its sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before the announcement of whether CPCo will accept valid tenders of Restricted Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration time.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled, and, as such, issuing the Registered Notes will not result in any increase in our indebtedness.

TERMS OF THE EXCHANGE OFFERS
For purposes of this section, references to “CPCo,” “we,” “us” or “our” refer to ConocoPhillips Company and not any of its subsidiaries, and references to “COP” and the “Guarantor” refer to ConocoPhillips and not any of its subsidiaries.
Purpose and Effect of the Exchange Offers
CPCo, COP and the dealer managers entered into a Registration Rights Agreement with respect to the Restricted Notes on December 30, 2024. Pursuant to the Registration Rights Agreement, CPCo and COP agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Restricted Notes for a like aggregate principal amount of Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act on or before March 31, 2026. In furtherance of the foregoing, COP and CPCo have filed with the SEC a registration statement on Form S-4 (File No. 333-       ) with respect to the exchange offers and the Registered Notes. COP and CPCo agreed to use commercially reasonable efforts to complete the exchange offer for each series of notes within 60 days after the registration statement is declared effective by the SEC. If the exchange offers may not be completed as soon as practicable after the last date of acceptance for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC, or if the exchange offers are not consummated for any reason prior to the later of March 31, 2026 and the date on which, under certain circumstances, any holder of Restricted Notes so requests in writing, CPCo and COP will be required to use commercially reasonable efforts to file a shelf registration statement under the Securities Act which would cover resales of the Restricted Notes.
After the SEC declares this exchange offer registration statement effective, we will offer the Registered Notes in return for the Restricted Notes. Each of the exchange offers will remain open for no fewer than 20 business days (or longer if required by applicable law) after the date we electronically deliver notice of such exchange offer to the holders of the applicable Restricted Notes. For each Restricted Note surrendered to us pursuant to an exchange offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note.
Interest on the Registered Notes will accrue from the last interest payment date prior to the expiration time on which interest was paid on the Restricted Notes surrendered in exchange for the applicable Registered Notes, which are expected to be as follows:
Title	Last Interest Payment Date
4.400% Notes due 2027	January 15, 2025
5.300% Notes due 2029	April 1, 2025
6.800% Notes due 2032	March 15, 2025
5.700% Notes due 2034	April 1, 2025
6.600% Notes due 2037	April 1, 2025
5.200% Notes due 2045	June 1, 2025
The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date prior to the expiration time on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.
Under existing SEC interpretations, Registered Notes acquired in the exchange offers by holders of Restricted Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Registered Notes and that it is not an affiliate of CPCo or COP, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered exchange offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Restricted Notes) with the prospectus contained in the exchange offer registration statement relating to such Registered Notes.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. CPCo and COP have agreed that, for a period of up to 180 days after the expiration time of the exchange offers, if requested by one or more such broker-dealers, CPCo and COP will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
A holder of Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes in the exchange offers will be required to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes in violation of the provisions of the Securities Act and it is not engaged in, and does not intend to engage in, the distribution of the Registered Notes, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of CPCo or COP and (4) if such holder is a broker-dealer that will receive the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”
The Registration Rights Agreement provides, among other things, that if we have not exchanged Registered Notes for all Restricted Notes validly tendered in accordance with the terms of the exchange offers on or prior to March 31, 2026 and a shelf registration statement is required under the limited circumstances set forth in the Registration Rights Agreement and such shelf registration statement is not declared effective on or prior to the later of March 31, 2026 and 60 days after delivery of a request by a holder of Restricted Notes for the filing of a shelf registration, the annual interest rate on the Restricted Notes will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Restricted Notes will increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum. The additional interest will cease to accrue when all registration defaults are cured. See “Exchange Offers; Registration Rights.”
Resale of Registered Notes
Based on the position that the staff of the SEC enunciated in no action letters issued to Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Registered Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes can make the representations set forth below under “Procedures for Tendering the Restricted Notes.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Restricted Notes directly from us for its own account in the initial offering of the Restricted Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of CPCo or COP as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Restricted Notes. See “Additional Obligations” below.
A broker-dealer that has acquired Restricted Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the exchange offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. CPCo and COP have agreed that, for a period of up to 180 days after the expiration time of the exchange offers, if requested by one or more such broker-dealers, CPCo and COP will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.
The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which these exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws.
Terms of the Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all Restricted Notes properly tendered and not withdrawn prior to the expiration time. The Restricted Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of Registered Notes in exchange for a corresponding principal amount of Restricted Notes surrendered in the exchange offers. In exchange for each Restricted Note surrendered in the exchange offers, we will issue a Registered Note with a like principal amount.
The form and terms of the Registered Notes will be substantially identical in all material respects to the form and terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.
The Registered Notes will evidence the same debt as the Restricted Notes. The Registered Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes. Consequently, each series of Registered Notes and the corresponding Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture.
The exchange offers are not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.
There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offers.
We intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.
We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Registered Notes from the Company and delivering the Registered Notes to such holders. Subject to the terms of the exchange offers and the Registration Rights Agreement, we expressly reserve the right to amend or terminate any of the exchange offers, and to not accept for exchange any Restricted Notes not previously accepted for exchange.
We will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offers. It is important that you read the section titled “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Time; Extensions; Amendments
Each of the exchange offers will expire at 5:00 p.m., New York City time, on            , 2025, unless, in our sole discretion, we extend the expiration time of such exchange offer.
In order to extend the exchange offers, we will notify the exchange agent in writing of any extension of such exchange offer. We will notify registered holders of the applicable Restricted Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
We expressly reserve the right, in our sole discretion:
•
to delay accepting for exchange any Restricted Notes due to an extension of the exchange offers;

•
to extend the exchange offers or to terminate the exchange offers and to refuse to accept Restricted Notes not previously accepted if any of the conditions set forth under “Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•
subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Restricted Notes. If we amend any of the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Restricted Notes of such amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of any of the exchange offers, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to any of the exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Restricted Notes. In addition, we will extend the relevant exchange offer(s) for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer(s) would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offers.
Conditions to the Exchange Offers
Notwithstanding any other terms of the exchange offers, we will not be required to accept for exchange, or exchange any Registered Notes for, any Restricted Notes, and we may terminate any of the exchange offers as provided in this prospectus before accepting any Restricted Notes for exchange, if we determine in our sole discretion:
•
the exchange offers would violate applicable law or any applicable interpretation of the staff of the SEC; or

•
any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offers.

In addition, we will not be obligated to accept for exchange the Restricted Notes of any holder that has not made the representations described in the letter of transmittal and under “Purpose and Effect of the Exchange Offers,” “Procedures for Tendering the Restricted Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.
We expressly reserve the right, at any time or at various times, to extend the period of time during which any of the exchange offers are open. Consequently, we may delay acceptance of any Restricted Notes by giving written notice (including by public announcement) of such extension to the registered holders of the relevant Restricted Notes as promptly as practicable. During any such extensions, all relevant Restricted Notes previously tendered will remain subject to the applicable exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any Restricted Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offers.
We expressly reserve the right to amend or terminate any of the exchange offers, and to reject for exchange any Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Restricted Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to any of the exchange offers will apply to all of the relevant, outstanding Restricted Notes and not only to particular relevant Restricted Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Restricted Notes tendered, and will not issue Registered Notes in exchange for any such Restricted Notes, if at such time any stop order will be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Procedures for Tendering the Restricted Notes
Except as described below, a holder tendering Restricted Notes must, prior to the expiration time:
•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, or

•
if Restricted Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the exchange agent.

Transmittal will be deemed made only when actually received or confirmed by the exchange agent.
In addition, the exchange agent must receive, before the expiration time, book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC, the book-entry transfer facility.
The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.
The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Restricted Notes to anyone other than the exchange agent.
If the holder is a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:
•
by a registered holder of the Restricted Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•
for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program.
We will reasonably determine all questions as to the validity, form and eligibility of Restricted Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular Restricted Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Restricted Note before the expiration time. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured before the expiration time of the applicable exchange offer. None of the Company, the exchange agent, the trustee or any other person will be under any duty to give notification of any defect or irregularity in any tender of the Restricted Notes. None of the Company, the exchange agent, the trustee or any other person will incur any liability for failing to give notification of any defect or irregularity.
If the letter of transmittal is executed by a person other than the registered holder of Restricted Notes, the letter of transmittal must be accompanied by the Restricted Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Restricted Notes.
If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Restricted Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.
By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Restricted Notes will represent, among other things, that:
•
it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Registered Notes;

•
the Registered Notes will be acquired in the ordinary course of its business;

•
it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Registered Notes; and

•
if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes
Upon satisfaction of all of the conditions to the applicable exchange offer, we will accept, promptly after the expiration time, all relevant Restricted Notes validly tendered and not validly withdrawn. We will issue the Registered Notes promptly after the expiration of the applicable exchange offer and acceptance of the relevant Restricted Notes. See “Conditions to the Exchange Offers” above. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Restricted Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.
For each Restricted Note accepted for exchange, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offers. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment for accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offers and will be deemed to have waived their rights to receive such accrued interest on the Restricted Notes.
In all cases, issuance of Registered Notes for Restricted Notes will be made only after timely receipt by the exchange agent of:
•
book-entry confirmation of the deposit of the Restricted Notes into the exchange agent’s account at the book-entry transfer facility;

•
a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•
all other required documents.

Unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder of the Restricted Notes promptly after the expiration of the applicable exchange offer. In the case of Restricted Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Restricted Notes will be returned or recredited promptly after the expiration of the applicable exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Restricted Notes must make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to the expiration time. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to the expiration time. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Registered Notes issued in the exchange offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the exchange agent at the address listed below under “Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to the expiration time.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Restricted Notes may withdraw (and resubmit) their tenders at any time prior to the expiration of the applicable exchange offers. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.

Any such notice of withdrawal must specify the name of the person who tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes and the CUSIPs and total principal amount of such Restricted Notes) and, where Restricted Notes have been transmitted via ATOP, specify the name in which such Restricted Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Restricted Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Restricted Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the Restricted Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Restricted Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Restricted Notes to be withdrawn.
If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account of DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for Restricted Notes) promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Restricted Notes” above at any time prior to the expiration time.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the exchange agent addressed as follows:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
By Registered or Certified Mail, Overnight Delivery:
c/o The Bank of New York Mellon
Corporate Trust Reorg Unit
500 Ross Street, Suite 625
Pittsburgh, PA 15262
Attn: Meera Thillai
For Information Call:
(615) 381-1655
Confirm by E-mail:
CT_Reorg_Unit_Inquiries@bnymellon.com
Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agent.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We have agreed under the Registration Rights Agreement to pay all expenses incident to the exchange offers other than commissions or concessions of any broker-dealers and CPCo and COP will, jointly and severally, indemnify the holders of the Restricted Notes and the Registered Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agent, will be paid by CPCo. We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Restricted Notes by a holder.
Consequences of Failure to Exchange
Holders of Restricted Notes who do not exchange their Restricted Notes for Registered Notes under the exchange offers will remain subject to the restrictions on transfer of such Restricted Notes as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Restricted Notes.
In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Restricted Notes under the Securities Act. Based on interpretations of the SEC staff, Registered Notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is the CPCo’s or COP’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Registered Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Registered Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the Registered Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
We do not currently anticipate that we will register under the Securities Act any Restricted Notes that remain outstanding after completion of the exchange offers. See “Risk Factors — Risks Related to the Exchange Offers — You may have difficulty selling the Restricted Notes that you do not exchange.”
Accounting Treatment
We will record the Registered Notes in our accounting records at the same carrying value as the Restricted Notes for which they were exchanged in respect of the offer made pursuant to this prospectus, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers. We will expense the costs of the exchange offers and amortize the remaining unamortized expenses related to the issuance of the Restricted Notes over the term of the Registered Notes.
Additional Obligations
In the Registration Rights Agreement, CPCo and COP agreed that under certain circumstances they would file a shelf registration statement with the SEC covering resales of notes by holders thereof if:
•
CPCo and COP determine that the exchange offers are not available or may not be completed as soon as practicable after the last date of acceptance for exchange because they would violate any applicable law or applicable interpretations of the staff of the SEC; or

•
the exchange offers are not for any other reason completed prior to the later of March 31, 2026 and the date on which, under certain circumstances, any holder of Restricted Notes so requests.

In such an event, CPCo and COP would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.
Absence of Dissenters’ Rights of Appraisal
Holders of the Restricted Notes do not have any dissenters’ rights of appraisal in connection with the exchange offers.

Other
Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes.

DESCRIPTION OF THE NOTES
The Restricted Notes were, and the Registered Notes will be issued pursuant to the Indenture, dated as of December 7, 2012 (the “Indenture”), among CPCo, as issuer, COP, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Registered Notes will constitute senior unsecured debt securities to be issued under the Indenture.
Because this section is a summary, it does not describe every aspect of the Indenture or the Registered Notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Indenture, including definitions of certain terms used in the Indenture and the Registered Notes. You should read the Indenture and, when available, the Registered Notes, because they contain additional information and they, and not this description, define your rights as a holder of the Registered Notes. Additionally, copies of the Indenture are available without charge upon request to us at the address provided in the section entitled “Where You Can Find More Information.”
For purposes of this section, references to “Company,” “CPCo,” “we,” “us” or “our” include only ConocoPhillips Company and not any of its subsidiaries, and references to “COP” and the “Guarantor” include only ConocoPhillips and not any of its subsidiaries.
General
The Restricted Notes were, and the Registered Notes will be, issued by ConocoPhillips Company, a Delaware corporation, and guaranteed by ConocoPhillips, a Delaware corporation.
The terms of each series of the Registered Notes will be substantially identical in all material respects to the terms of the corresponding series of Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement. The Trustee will authenticate and deliver Registered Notes for original issue only in exchange for a like principal amount of Restricted Notes.
Each series of the Registered Notes constitutes separate series under the Indenture. The Registered Notes are not subject to any sinking fund provision.
The following table sets forth the title (including the interest rate), CUSIP, maturity date, aggregate principal amount outstanding, interest payment dates and record dates of each series of Registered Notes offered.
Title (including interest rate)	CUSIP	Maturity Date	Aggregate Principal Amount	Interest Payment Dates	Record Dates
4.400% Notes due 2027	20826F BV7	July 15, 2027	$227,925,000	January 15 and July 15	January 1 and July 1
5.300% Notes due 2029	20826F BW5	April 1, 2029	$58,635,000	April 1 and October 1	March 15 and September 15
6.800% Notes due 2032	20826F BX3	March 15, 2032	$102,042,000	March 15 and September 15	March 1 and September 1
5.700% Notes due 2034	20826F BY1	April 1, 2034	$63,047,000	April 1 and October 1	March 15 and September 15
6.600% Notes due 2037	20826F BZ8	October 1, 2037	$259,050,000	April 1 and October 1	March 15 and September 15
5.200% Notes due 2045	20826F CA2	June 1, 2045	$151,419,000	June 1 and December 1	May 15 and November 15
Interest on each series of Registered Notes will be paid semiannually in cash on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the Registered Notes will accrue from the last interest payment date prior to the expiration time on which interest was paid on the Restricted Notes surrendered in exchange for the applicable Registered Notes, which are expected to be as follows:
Title	Last Interest Payment Date
4.400% Notes due 2027	January 15, 2025
5.300% Notes due 2029	April 1, 2025
6.800% Notes due 2032	March 15, 2025
5.700% Notes due 2034	April 1, 2025
6.600% Notes due 2037	April 1, 2025
5.200% Notes due 2045	June 1, 2025
The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date prior to the expiration time on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.
If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a legal holiday, and no interest shall accrue for the intervening period.
We will issue the Registered Notes only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
The authorized aggregate principal amount of any series of Registered Notes may be increased before or after the issuance of such Registered Notes by a board resolution (or action pursuant to a board resolution) to such effect; provided, however, that any such additional Registered Notes issued of any series that are not fungible, for U.S. federal income tax purposes, with the original Registered Notes of such series offered hereby will have a separate CUSIP, ISIN and other identifying number. The Indenture provides for the issuance of other series of debt securities (including the Registered Notes) thereunder. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. We may issue additional debt securities under the Indenture from time to time in one or more series, each in an amount authorized prior to issuance.
Guarantee
Our obligations under the Registered Notes and the Indenture, including, without limitation the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by the Guarantor. The guarantee will rank equally with all other general senior, unsecured obligations of the Guarantor.
The guarantee will not contain any restrictions on the ability of the Guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor.
Ranking
The Registered Notes will constitute senior unsecured debt of CPCo and will rank equally with each other series of notes and with CPCo’s other senior unsecured debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding. The Guarantor’s guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding.
Paying Agents and Registrar
CPCo initially appoints the Trustee as registrar and paying agent for the Registered Notes. The Company will pay the principal of, premium (if any) on and interest on and any additional amounts with respect to the Registered Notes in U.S. dollars. Such amounts shall be payable at the offices of the Trustee, provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to global securities or (2) by wire transfer or by check payable in such money mailed to a holder’s registered address with respect to any Registered Notes.
Optional Redemption
Prior to the applicable Par Call Date, with respect to the 4.400% Notes due 2027, the 5.300% Notes due 2029, the 5.700% Notes due 2034 and the 5.200% Notes due 2045, and prior to the applicable maturity date with respect to the 6.800% Notes due 2032 and the 6.600% Notes due 2037, CPCo may redeem the Registered Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 4.400% Notes due 2027, 5.300% Notes due 2029, 5.700% Notes due 2034 and the 5.200% Notes due 2045 matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points with respect to the 4.400% Notes due 2027 and the 5.200% Notes due 2045, 20 basis points with respect to the 5.300% Notes due 2029, 30 basis points with respect to the 6.800% Notes due 2032, and 25 basis points with respect to the 5.700% Notes due 2034 and the 6.600% Notes due 2037, in each case together with accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the Registered Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date or maturity date, CPCo may redeem the Registered Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Registered Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Par Call Date” means in the case of the 4.400% Notes due 2027, April 15, 2027, in the case of the 5.300% Notes due 2029, March 1, 2029, in the case of the 5.700% Notes due 2034, January 1, 2034, and in the case of the 5.200% Notes due 2045, December 1, 2044.
“Treasury Rate” means, with respect to any redemption date, the yield determined by CPCo in accordance with the following two paragraphs.
The Treasury Rate shall be determined by CPCo after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) —  H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, CPCo shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date with respect to the 4.400% Notes due 2027, the 5.300% Notes due 2029, the 5.700% Notes due 2034 and the 5.200% Notes due 2045 and to the applicable maturity date with respect to the 6.800% Notes due 2032 and the 6.600% Notes due 2037 (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date or maturity date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on

H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, CPCo shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date or maturity date. If there is no United States Treasury security maturing on the applicable Par Call Date or maturity date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date or maturity date, one with a maturity date preceding the applicable Par Call Date or maturity date and one with a maturity date following the applicable Par Call Date or maturity date, CPCo shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date or maturity date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or maturity date or two or more United States Treasury securities meeting the criteria of the preceding sentence, CPCo shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
CPCo’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Registered Notes to be redeemed.
In the case of a partial redemption, selection of the Registered Notes for redemption will be made by the Trustee by lot. No Registered Notes of a principal amount of $2,000 or less will be redeemed in part. If any Registered Note is to be redeemed in part only, the notice of redemption that relates to the Registered Note will state the portion of the principal amount of the Registered Note to be redeemed. A new Registered Note in a principal amount equal to the unredeemed portion of the Registered Note will be issued in the name of the holder of the Registered Note upon surrender for cancellation of the original Registered Note (or otherwise reduced in accordance with the depositary’s procedures). For so long as the notes are held by DTC (or another depositary), the redemption of the Registered Notes shall be done in accordance with the policies and procedures of the depositary.
Unless CPCo defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Mandatory Redemption
We are not required to make any mandatory redemption or sinking fund payments with respect to the Registered Notes.
Certain Covenants
Limitation on Liens.   The Guarantor shall not, and shall not permit any Principal Domestic Subsidiary to, issue, assume or guarantee any Debt for borrowed money secured by any Lien upon any Principal Property or any shares of stock or Debt of any Principal Domestic Subsidiary (whether such Principal Property, shares of stock or Debt is now owned or hereafter acquired) without making effective provision whereby the Registered Notes (together with, if the Guarantor shall so determine, any other Debt or other obligation of the Guarantor or any of its subsidiaries) shall be secured equally and ratably with (or, at the option of the Guarantor, prior to) the Debt so secured for so long as such Debt is so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.
In addition, the Guarantor and its Principal Domestic Subsidiaries may, without securing the Registered Notes, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Debt of the Guarantor and its Principal Domestic Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under the definition of Permitted Liens) and the aggregate amount of Attributable Debt deemed outstanding with respect to Sale/Leaseback Transactions (reduced by the amount applied pursuant to subsection (b) of the description of the covenant set forth below under “— Limitation on Sale/Leaseback Transactions”) does not at any one time exceed 10% of Consolidated Adjusted Net Assets.
The following types of transactions shall not be deemed to create “Debt” secured by “Liens” within the meaning of those terms as used in the Indenture:
(a)   the sale or other transfer of (i) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (ii) any other interest in property of the character commonly referred to as a “production payment”; and
(b)   the mortgage or pledge of any property of the Guarantor or any of its subsidiaries in favor of the United States or any State, or any department, agency, instrumentality or political subdivision of either, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute.
Limitation on Sale/Leaseback Transactions.   The Guarantor shall not, and shall not permit any Principal Domestic Subsidiary to, enter into any Sale/Leaseback Transaction with any person (other than the Guarantor or its subsidiaries) unless:
(a)   the Guarantor or such Principal Domestic Subsidiary would be entitled to incur Debt in a principal amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described above under “— Limitation on Liens” without equally and ratably securing the Registered Notes pursuant to such covenant; or
(b)   within a period commencing 12 months prior to the consummation of such Sale/Leaseback Transaction and ending 12 months after the consummation thereof, the Guarantor or any of its subsidiaries shall have applied an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction (with any such amount not being so applied to be subject to subsection (a) above):
(1)   to the voluntary defeasance or retirement of any Registered Notes or any Funded Debt; or
(2)   to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.
For these purposes, the net proceeds of a Sale/Leaseback Transaction means an amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and (ii) the fair value, as determined by the board of directors of the Guarantor and evidenced by a board resolution, of such property at the time of entering into such Sale/Leaseback Transaction.
The following terms are defined in the Indenture:
“Attributable Debt,” when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.
“Consolidated Adjusted Net Assets” means the total amount of assets less (1) all current liabilities (excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and current maturities of long-term debt) and (2) total prepaid expenses and deferred charges, all as set forth on the most recent quarterly balance sheet of the Guarantor and its consolidated subsidiaries and determined in accordance with GAAP.
“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.
“Funded Debt” means all Debt (including Debt incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon, to a date more than one year after the date on which such Debt is originally incurred.
“Lien” means any mortgage, pledge, lien or security interest.
“Permitted Liens” means:
(i)   Liens existing on the date of first issuance of a series of the Registered Notes;
(ii)   Liens on property or assets of, or any shares of stock of, or other equity interests in, or Debt of, any person existing at the time such person becomes a subsidiary of the Guarantor or a Principal Domestic Subsidiary or at the time such person is merged into or consolidated with the Guarantor or any of its subsidiaries or at the time of a sale, lease or other disposition of the properties of a person (or a division thereof) as an entirety or substantially as an entirety to the Guarantor or its subsidiaries;
(iii)   Liens on assets (including improvements and accessions thereto and proceeds thereof) (a) existing at the time of acquisition thereof, (b) securing all or any portion of the cost of acquiring, constructing, improving, developing or expanding such assets or (c) securing Debt incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of such assets, for the purpose (in the case of this clause (c)) of (x) financing all or any part of the purchase price of such assets or (y) financing all or any part of the cost of construction, improvement, development or expansion of any such assets;
(iv)   Liens on specific assets to secure Debt incurred to provide funds for all or any part of the cost of exploration, drilling or development of such assets;
(v)   Liens in favor of the Guarantor or any of its subsidiaries;
(vi)   Liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either;
(vii)   Liens on personal property, other than shares of stock or Debt of any Principal Domestic Subsidiary, securing loans maturing not more than one year from the date of the creation thereof;
(viii)   Liens on any Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;
(ix)   statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; and
(x)   any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (i) through (ix) above or any Debt secured by such a Lien; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien, plus improvements on such property, and (b) the principal amount of Debt secured by such Lien and not otherwise authorized by clauses (i) through (ix) above or otherwise permitted does not materially exceed the principal amount of Debt so secured plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.
“Principal Domestic Subsidiary” means the Company and any other subsidiary of the Guarantor (i) that has substantially all of its assets located in the United States, (ii) that owns a Principal Property and (iii) in which the Guarantor’s direct or indirect capital investment, together with the outstanding balance of (a) any loans and advances made to such subsidiary by the Guarantor or any subsidiary of the Guarantor and (b) any debt of such subsidiary guaranteed by the Guarantor or any subsidiary of the Guarantor, exceeds $100,000,000.
“Principal Property” means any oil or gas producing property located in the United States, onshore or offshore, or any refinery or manufacturing plant (excluding any transportation or marketing facilities or assets) located in the United States, in each case owned by the Guarantor or its subsidiaries, except any oil or gas producing property, refinery or plant that, in the opinion of the board of directors of the Guarantor, is not of material importance to the total business conducted by the Guarantor and its consolidated subsidiaries.
“Sale/Leaseback Transaction” means any arrangement with any person pursuant to which the Guarantor or any of its subsidiaries lease any Principal Property that has been or is to be sold or transferred by the Guarantor or such subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Guarantor and any of its subsidiaries or between subsidiaries of the Guarantor, (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.
Limitation on Mergers and Consolidations
Neither the Company nor the Guarantor shall, in any transaction or series of transactions, consolidate with or merge into any person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any person (other than a consolidation or merger of the Company and the Guarantor or a sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company to the Guarantor or of the Guarantor to the Company), unless:
(1)   either (a) the Company or the Guarantor, as the case may be, shall be the continuing person or (b) the person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”), is organized and validly existing under the laws of the United States, any political subdivision thereof or any State thereof or the District of Columbia, and expressly assumes by supplemental indenture, in the case of the Company, the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to all the Registered Notes and the performance of the Company’s covenants and obligations under the Indenture and the Registered Notes, or, in the case of the Guarantor, the performance of the guarantee and the Guarantor’s covenants and obligations under the Indenture and the Registered Notes;
(2)   immediately after giving effect to such transaction or series of transactions, no default or Event of Default (as defined below) shall have occurred and be continuing or would result therefrom; and
(3)   the Company or the Guarantor, as the case may be, delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and such supplemental indenture comply with the Indenture.

Events of Default
The Indenture defines an “Event of Default” with respect to the Registered Notes of a series as one or more of the following events:
(1)   there is a default in the payment of interest on or any additional amounts with respect to any Registered Notes of that series when the same becomes due and payable and such default continues for a period of 30 days;
(2)   there is default in the payment of (A) the principal of any Registered Note of that series at its maturity or (B) premium (if any) on any Registered Note of that series when the same becomes due and payable;
(3)   there is a default in the deposit of any sinking fund payment, when and as due by the terms of a Registered Note of that series, and such default continues for a period of 30 days;
(4)   the Company or the Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, the Registered Notes of such series or the Indenture (other than an agreement, covenant or provision that has expressly been included in the Indenture solely for the benefit of one or more series of securities other than that series) which shall not have been remedied within the specified period after written notice, as specified in the last paragraph of this section of the Indenture;
(5)   the Company or the Guarantor pursuant to or within the meaning of any bankruptcy law:
(A)   commences a voluntary case,
(B)   consents to the entry of an order for relief against it in an involuntary case,
(C)   consents to the appointment of a bankruptcy custodian of it or for all or substantially all of its property, or
(D)   makes a general assignment for the benefit of its creditors;
(6)   a court of competent jurisdiction enters an order or decree under any bankruptcy law that remains unstayed and in effect for 90 days and that:
(A)   is for relief against the Company or the Guarantor as debtor in an involuntary case,
(B)   appoints a bankruptcy custodian of the Company or the Guarantor or a bankruptcy custodian for all or substantially all of the property of the Company or the Guarantor, or
(C)   orders the liquidation of the Company or the Guarantor.
The term “bankruptcy custodian” means any receiver, trustee, assignee, liquidator or similar official under any bankruptcy law.
The Trustee shall not be deemed to know or have notice of any default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Registered Notes and the Indenture.
When a default is cured, it ceases.
A default under clause (4) above is not an Event of Default until the Trustee notifies the Company and the Guarantor, or the holders of at least 25% in principal amount of the then outstanding notes of the series affected by such default (or, if outstanding securities of other series are affected by such default, then at least 25% in principal amount of the then outstanding securities so affected) notify the Company, the Guarantor and the Trustee, of the default, and the Company or the Guarantor, as the case may be, fails to cure the default within 90 days after receipt of the notice.
Modification of the Indenture
The Company, the Guarantor and the Trustee may amend or supplement the Indenture or the securities issued thereunder (including the Registered Notes) or waive any provision hereof or thereof without the consent of any holder:

(1)   to cure any ambiguity, omission, defect or inconsistency;
(2)   to comply with the covenant described above under “— Limitation on Mergers and Consolidations”;
(3)   to provide for uncertificated securities in addition to or in place of certificated securities, or to provide for the issuance of bearer securities (with or without coupons);
(4)   to provide any security for, or to add any guarantees of or additional obligors on, any series of securities or the related guarantees;
(5)   to comply with any requirement in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(6)   to add to the covenants of the Company or the Guarantor for the benefit of the holders of all or any series of securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power in the Indenture conferred upon the Company or the Guarantor;
(7)   to add any additional Events of Default with respect to all or any series of the securities (and, if any Event of Default is applicable to less than all series of securities, specifying the series to which such Event of Default is applicable);
(8)   to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no outstanding security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;
(9)   to establish the form or terms of securities of any series as permitted under the Indenture;
(10)   to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to the Indenture; provided, however, that any such action shall not adversely affect the interest of the holders of securities of such series or any other series of securities in any material respect; or
(11)   to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.
Except as provided below, the Company, the Guarantor and the Trustee may amend or supplement the Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for securities of any one or more series or all series or a solicitation of consents in respect of securities of any one or more series or all series; provided that in each case such offer or solicitation is made to all holders of then outstanding securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the holders of at least a majority in principal amount of the then outstanding securities of all series affected by such amendment or supplement (acting as one class).
Upon the request of the Company, accompanied by a board resolution, and upon the filing with the Trustee of evidence of the consent of the holders as aforesaid, and upon receipt by the Trustee of the documents described in the Indenture, the Trustee shall, subject to the Indenture, join with the Company and the Guarantor in the execution of such amendment or supplemental indenture.
It shall not be necessary for the consent of the holders under this section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
The holders of a majority in principal amount of the then outstanding securities of one or more series or of all series may waive compliance in a particular instance by the Company or the Guarantor with any provision of the Indenture with respect to securities of such series (including waivers obtained in connection with a tender offer or exchange offer for securities of such series or a solicitation of consents in respect of securities of such series, provided that in each case such offer or solicitation is made to all holders of then outstanding securities of such series (but the terms of such offer or solicitation may vary from series to series)).
However, without the consent of each holder affected, an amendment, supplement or waiver may not:
(1)   reduce the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)   reduce the rate of or change the time for payment of interest, including default interest, on any security;
(3)   reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the stated maturity of, any security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture;
(4)   reduce the premium, if any, payable upon the redemption of any security or change the time at which any security may or shall be redeemed;
(5)   change any obligation of the Company or the Guarantor to pay additional amounts with respect to any security;
(6)   change the coin or currency or currencies (including composite currencies) in which any security or any premium, interest or additional amounts with respect thereto are payable;
(7)   impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any additional amounts with respect to any security pursuant to the rights of holders to receive payment covenant or the collection suit by Trustee covenant, except as limited by the limitation on suits covenant;
(8)   make any change in the percentage of principal amount of securities necessary to waive compliance with certain provisions of the Indenture pursuant to the waiver of default covenant or the rights of holders to receive payment covenant or make any change in this sentence; or
(9)   waive a continuing default or Event of Default in the payment of principal of, premium (if any) or interest on or additional amounts with respect to the securities.
A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of securities of any other series.
The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to holders in accordance with the terms of the Indenture.
After an amendment, supplement or waiver under this section becomes effective, the Company shall mail to the holders of each security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Satisfaction and Discharge
The Indenture shall cease to be of further effect with respect to the Registered Notes of a series (except that the Company’s obligations to indemnify the Trustee, the Trustee’s and paying agent’s obligations to repay the Company or the Guarantor, and the rights, powers, protections and privileges accorded to the Trustee, in each case as provided in the Indenture, shall survive), and the Trustee and the Guarantor, on demand of the

Company, shall execute proper instruments acknowledging the satisfaction and discharge of the Indenture with respect to the Registered Notes of such series, when:
(1)   Either:
(a)   all outstanding Registered Notes of such series theretofore authenticated and issued (other than destroyed, lost or stolen Registered Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(b)   all outstanding Registered Notes of such series not theretofore delivered to the Trustee for cancellation: (i) have become due and payable; or (ii) will become due and payable at their stated maturity within one year; or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and, in the case of clause (i), (ii) or (iii) above, the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) government obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Registered Notes of such series for principal and interest to the date of such deposit (in the case of Registered Notes which have become due and payable) or for principal, premium, if any, and interest to the stated maturity or redemption date, as the case may be; or
(c)   the Company and the Guarantor have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by the Indenture, to be applicable to the Registered Notes of such series;
(2)   The Company or the Guarantor has paid or caused to be paid all other sums payable by them under the Indenture with respect to Registered Notes of such series; and
(3)   The Company has delivered to the Trustee an officers’ certificate stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to Registered Notes of such series have been complied with, together with an opinion of counsel to the same effect.
Defeasance
Covenant Defeasance
The Company may, at its option, terminate certain of its and the Guarantor’s respective obligations under the Indenture (“Covenant Defeasance”) with respect to the Registered Notes of a series if:
(1)   the Company or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the holders of Registered Notes of such series, (i) money in the currency in which payment of the Registered Notes of such series is to be made in an amount, or (ii) government obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Registered Notes of such series is to be made in an amount or (iii) a combination thereof, that is sufficient, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Registered Notes of such series on each date that such principal, premium (if any) or interest is due and payable and (at the stated maturity thereof or upon redemption as provided in the Indenture) to pay all other sums payable by it under the Indenture; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such government obligation to the payment of said principal, premium (if any) and interest with respect to the Registered Notes of such series as the same shall become due;

(2)   the Company has delivered to the Trustee an officers’ certificate stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Registered Notes of such series have been complied with, and an opinion of counsel to the same effect;
(3)   no default or Event of Default with respect to the Registered Notes of such series shall have occurred and be continuing on the date of such deposit;
(4)   the Company shall have delivered to the Trustee an opinion of counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Covenant Defeasance section and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;
(5)   the Company and the Guarantor have complied with any additional conditions specified pursuant to the Indenture to be applicable to the discharge of Registered Notes of such series pursuant to the covenant defeasance section of the Indenture; and
(6)   such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in the Trust Indenture Act section 310(b).
In such event, the Indenture shall cease to be of further effect with respect to the Registered Notes of such series (except as set forth in this paragraph), and the Trustee and the Guarantor, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under the Indenture. However, the Company’s and the Guarantor’s respective obligations, as applicable, as provided in the Indenture, (1) to maintain an office or agency where Registered Notes may be presented for registration of transfer or exchange and for payment, (2) to require each paying agent to hold moneys in trust for the benefit of holders or the Trustee, (3) if the Trustee is not the registrar, to furnish the Trustee with holder lists, (4) to execute Registered Notes at the registrar’s request in connection with transfers and exchanges, (5) to execute and issue Registered Notes to replace mutilated, destroyed, lost or stolen Registered Notes, (6) to pay the principal of, premium (if any) and interest on any additional amounts with respect to the Registered Notes, (7) to maintain in each place of payment for any series of Registered Notes an office or agency where Registered Notes may be presented for registration of transfer or exchange, for payment and where notices and demands may be served, (8) to indemnify the Trustee, (9) to appoint a successor trustee, (10) relating to reinstatement of obligations and (11) to guarantee the Registered Notes shall survive until all Registered Notes of such series are no longer outstanding; the Trustee’s and paying agent’s obligations to pay the Company or the Guarantor excess money or government obligations held by them in accordance with the Indenture, and the Trustee’s rights, powers, protections and privileges accorded to it under the article governing the Trustee in the Indenture, shall survive until all Registered Notes of such series are no longer outstanding. Thereafter, only the Company’s obligation to indemnify the Trustee and the Trustee’s and paying agent’s obligations to pay the Company or the Guarantor excess money or government obligations held by them in accordance with the Indenture shall survive with respect to the Registered Notes of such series.
Legal Defeasance
If the Company and the Guarantor have previously complied or are concurrently complying with the requirements for Covenant Defeasance with respect to Registered Notes of a series, then, the Company may elect that its and the Guarantor’s respective obligations to make payments with respect to Registered Notes of such series be discharged (“Legal Defeasance”), if:
(1)   no default or Event of Default under clauses (5) and (6) of the “— Events of Default” section above shall have occurred at any time ending on the 91st day after the date of deposit contemplated in connection with Covenant Defeasance (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
(2)   the Company has delivered to the Trustee an opinion of counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in the Covenant Defeasance section with respect to such legal defeasance, which opinion is based on (i) a private ruling of the Internal Revenue Service

(“IRS”) addressed to the Company, (ii) a published ruling of the IRS pertaining to a comparable form of transaction or (iii) a change in the applicable federal income tax law (including regulations) after the date of the Indenture;
(3)   the Company and the Guarantor have complied with any other conditions specified to be applicable to the Legal Defeasance of Registered Notes of such series; and
(4)   the Company has delivered to the Trustee a company request requesting such legal defeasance of the Registered Notes of such series and an officers’ certificate stating that all conditions precedent with respect to such legal defeasance of the Registered Notes of such series have been complied with, together with an opinion of counsel to the same effect.
In such event, the Company and the Guarantor will be discharged from their respective obligations under the Indenture and the Registered Notes of such series to pay principal of, premium (if any) and interest on, and any additional amounts with respect to the Registered Notes of such series, the Company’s and the Guarantor’s respective obligations under the Indenture, as applicable, with respect to payment of the Registered Notes, maintaining an office or agency and guaranteeing the Registered Notes shall terminate with respect to such Registered Notes, and the entire indebtedness of the Company evidenced by such Registered Notes and of the Guarantor evidenced by the related Guarantees shall be deemed paid and discharged.
Governing Law
New York law governs the Indenture and will govern the Registered Notes.
Book-Entry System
Global Notes
Like the Restricted Notes, we will issue the Registered Notes of each series in the form of one or more temporary or permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee.
The Clearing Systems
DTC.   The depositary has advised us as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (including the Dealer Managers), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own the depositary.
Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream Luxembourg.   Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Dealer Managers. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.
Distributions with respect to each series of the Registered Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.
Euroclear.   Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium as the “Euroclear operator.”
The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.
The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.
The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related operating procedures of the Euroclear System, and applicable Belgian law, which are collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of notes and cash within Euroclear, withdrawals of notes and cash from Euroclear, and receipts of payments with respect to notes in Euroclear. All notes in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to each series of the Registered Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.
Certificated Notes
Certificated notes will be issued to each person that DTC identifies as the beneficial owner of the Registered Notes represented by the global notes upon surrender by DTC of the global notes if:
•
DTC notifies the Company that it is no longer willing or able to act as a depositary for the global notes, and the Company has not appointed a successor depositary within 90 days of that notice;

•
an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes in lieu of all or portion of the global notes; or

•
The Company determines not to have the Registered Notes represented by a global note.

Neither the Company, the Guarantor nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, the Registered Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Registered Notes. Neither the Company, the Guarantor nor the Trustee shall be liable for any delay by the related holder or DTC in identifying the beneficial owners, and each such person may conclusively rely on, and shall be protected in relying on, instructions from such holder or DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Registered Notes to be issued).

EXCHANGE OFFERS; REGISTRATION RIGHTS
On December 30, 2024, the ConocoPhillips Company, ConocoPhillips, TD Securities (USA) LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank and U.S. Bancorp Investments, Inc. entered into the Registration Rights Agreement with respect to the Restricted Notes. In the Registration Rights Agreement, the Company and COP agreed, among other things, for the benefit of the holders of the Restricted Notes to use commercially reasonable efforts to (1) file a registration statement on the appropriate form with respect to a registered offer to exchange each series of Restricted Notes for Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act on or before March 31, 2026.
If the SEC declares the registration statement of which this prospectus forms a part effective, the Company will offer the Registered Notes in exchange for the Restricted Notes. Each of the exchange offers will remain open for at least 20 business days from the date such prospectus is mailed and/or electronically delivered. For each Restricted Note surrendered to the Company under the exchange offers, the holders of such Restricted Note will receive a Registered Note of such series of equal principal amount. Interest on the Registered Notes will accrue from the last interest payment date prior to the expiration time on which interest was paid on the Restricted Notes surrendered in exchange for the applicable Registered Notes. See “Description of Notes.” A holder of registrable securities that participates in the exchange offers will be required to make certain representations to us. The Company and COP will use commercially reasonable efforts to complete the exchange offers for each series of notes not later than 60 days after the registration statement becomes effective.
Under existing interpretations of the SEC contained in several no-action letters to third parties, the Registered Notes will generally be freely transferable after the exchange offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act when it resells the Registered Notes. In addition, under applicable interpretations of the staff of the SEC, the Company’s affiliates will not be permitted to exchange their Restricted Notes for Registered Notes in the exchange offers.
The Company and COP will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of the Registered Notes. Restricted Notes of any series not tendered in the exchange offers will bear interest at the rate set forth in “Description of the Notes” with respect to such series of Restricted Notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offers.
If the exchange offers may not be completed as soon as practicable after the last date of acceptance for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if the exchange offers are not for any other reason completed prior to the later of March 31, 2026 and the date on which, under certain circumstances, any holder of Restricted Notes so requests, the Company and COP will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Restricted Notes and to keep that shelf registration statement effective until the date that the Restricted Notes cease to be “registrable securities” (as defined below). The Company and COP will, in the event of such a shelf registration, provide to each participating holder of Restricted Notes copies of a prospectus, notify each participating holder of Restricted Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Restricted Notes. A holder of registrable securities that sells Restricted Notes under the shelf registration statement generally will be required to make certain representations to the Company and COP, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities

(including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from the Company and COP.
If a “registration default” (as defined below) occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Restricted Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when all registration defaults are cured. A “registration default” occurs if (a) (i) the registration statement has not been deemed effective on or prior to March 31, 2026 or (ii) the exchange offer is not completed prior to March 31, 2026 and a shelf registration statement is required and is not declared effective on or prior to the later of (x) the later of March 31, 2026 and (y) 60 days after delivery of a request by a holder of Restricted Notes for the filing of a shelf registration, or (b) if applicable, a shelf registration statement covering resales of the Restricted Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable notes (i) on more than two occasions of at least 30 consecutive days prior to the date on which the Restricted Notes that are “registrable notes” or (ii) at any time in any 12-month period prior to the date on which the Restricted Notes cease to be registrable notes, and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to a series of Restricted Notes when such Restricted Note ceases to be a “registrable note” when the exchange offers are completed or the shelf registration statement is declared effective or the prospectus again becomes usable.
The Registration Rights Agreement defines “registrable notes” initially to mean the Restricted Notes and provides that the Restricted Notes will cease to be registrable notes upon the earliest to occur of the following: (1) when a registration statement with respect to such Restricted Notes has become effective and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (2) when such Restricted Notes cease to be outstanding, (3) when such Restricted Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, so long as the Company shall have removed or caused to be removed any restrictive legend on the Restricted Notes or (4) the date that is three years from December 30, 2024.
Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Restricted Notes is payable.
This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety to, all the provisions of the Registration Rights Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Registered Notes in the exchange offers. It does not purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of Restricted Notes who hold the Restricted Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances and does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions; insurance companies, regulated investment companies, real estate investment trusts or mutual funds; holders liable for the alternative minimum tax; certain former citizens or former long-term residents of the United States; U.S. holders having a “functional currency” other than the U.S. dollar; tax-exempt organizations; dealers in securities or currencies; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein); subchapter S-corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; traders in securities that elect to use a mark to market method of accounting; “controlled foreign corporations”; “passive foreign investment companies”; or holders that hold Restricted Notes as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated or risk reduction transaction.
This discussion does not address any tax consequences under U.S. federal tax laws other than those pertaining to income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion also does not address any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Restricted Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.
This discussion is for general purposes only. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Restricted Notes for Registered Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
Consequences of Tendering Restricted Notes
The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Restricted Notes for Registered Notes, your basis in the Registered Notes will be the same as your basis in the Restricted Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Restricted Notes exchanged.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company and COP have agreed that, for a period of up to 180 days after the expiration time of the exchange offers, if requested by one or more such broker-dealers, the Company and COP will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
The Company will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the exchange offers, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration time of the exchange offers, the Company and COP will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay certain expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers and the Company and COP will indemnify the holders of the Registered Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

VALIDITY OF THE SECURITIES
King & Spalding LLP, Atlanta, Georgia will pass on certain aspects of the validity of the Registered Notes offered in the exchange offers.

EXPERTS
The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips’ Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of ConocoPhillips’ internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Marathon Oil Corporation and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference within Exhibit 99.2 of ConocoPhillips’ Current Report on Form 8-K, filed with the SEC on November 22, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, performed a process review of the processes and controls used within ConocoPhillips in its preparation of proved reserves estimates as of December 31, 2024. This process review report appeared as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2024, and is incorporated herein by reference.
Certain estimates of Marathon Oil Corporation’s oil and natural gas reserves and related future net cash flows related to Marathon Oil Corporation’s properties as of December 31, 2023 incorporated herein by reference were audited by independent petroleum engineers, Ryder Scott Company, L.P. Certain estimates of Marathon Oil Corporation’s proved reserves of Alba field as of December 31, 2023 incorporated by reference herein were audited by independent petroleum engineers, Netherland, Sewell & Associates, Inc. These estimates are included in reliance on the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
ConocoPhillips files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports and other information ConocoPhillips has filed electronically with the SEC, which you can access at www.sec.gov. Our SEC filings are also available on our website at http://www.conocophillips.com/investor-relations/sec-filings/. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. CPCo does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”
This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus (excluding in each case information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):
•
ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 18, 2025;

•
ConocoPhillips’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025;

•
Those portions of ConocoPhillips’ proxy statement for the 2025 Annual Meeting of Stockholders (as supplemented) which were incorporated by reference into Part III of ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2024;

•
Exhibits 99.2, 99.3 and 99.4 of ConocoPhillips’ Current Report on Form 8-K filed with the SEC on November 22, 2024; and

•
ConocoPhillips’ Current Report on Form 8-K filed with the SEC on January 28, 2025 and Item 5.02 of ConocoPhillips’ Current Report on Form 8-K filed with the SEC on May 8, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. We have not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.
We will provide without charge to each person to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:

ConocoPhillips
Shareholder Relations Department
P.O. Box 2197
Houston, Texas 77252-2197
Telephone: (281) 293-6800
To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than           , 2025. In the event that we extend the exchange offers, you must submit your request at least five business days before the expiration time of the exchange offers, as extended.
Except as expressly provided above, no other information is incorporated by reference into this prospectus.

Offers to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Corresponding Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$227,925,000 4.400% Notes due 2027 (CUSIP No. 20826F BV7)	$227,925,000 4.400% Notes due 2027 (CUSIP Nos. 20826F BP0 and U19476 AC1)
$58,635,000 5.300% Notes due 2029 (CUSIP No. 20826F BW5)	$58,635,000 5.300% Notes due 2029 (CUSIP Nos. 20826F BQ8 and U19476 AD9)
$102,042,000 6.800% Notes due 2032 (CUSIP No. 20826F BX3)	$102,042,000 6.800% Notes due 2032 (CUSIP Nos. 20826F BR6 and U19476 AE7)
$63,047,000 5.700% Notes due 2034 (CUSIP No. 20826F BY1)	$63,047,000 5.700% Notes due 2034 (CUSIP Nos. 20826F BS4 and U19476 AF4)
$259,050,000 6.600% Notes due 2037 (CUSIP No. 20826F BZ8)	$259,050,000 6.600% Notes due 2037 (CUSIP Nos. 20826F BT2 and U19476 AG2)
$151,419,000 5.200% Notes due 2045 (CUSIP No. 20826F CA2)	$151,419,000 5.200% Notes due 2045 (CUSIP Nos. 20826F BU9 and U19476 AH0)
PROSPECTUS
           , 2025

CONOCOPHILLIPS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that such provision shall not limit the liability of a director or officer for (1) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, (4) any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in right of the corporation. ConocoPhillips’ amended and restated certificate of incorporation provides that, to the fullest extent of Delaware law, no ConocoPhillips director shall be liable to ConocoPhillips or ConocoPhillips stockholders for monetary damages for breach of fiduciary duty as a director. The certificate of incorporation of CPCo has similar provisions with respect to its directors.
Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by ConocoPhillips’ amended and restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.
Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.
ConocoPhillips’ bylaws provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ConocoPhillips or is or was a director or officer of ConocoPhillips serving as an officer, director, employee or agent of any other enterprise at the request of ConocoPhillips to the fullest extent permitted under applicable law. CPCo’s bylaws have similar provisions. However, neither ConocoPhillips nor CPCo will indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the respective company’s board of directors.
Item 21.    Exhibits and Financial Statement Schedules
Number	Description
3.1	Amended and Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of ConocoPhillips filed on July 30, 2008).
3.2	Certificate of Designations of Series A Junior Participating Preferred Stock of ConocoPhillips (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of ConocoPhillips filed on August 30, 2002).
3.3	Second Amended and Restated Bylaws, dated May 16, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of ConocoPhillips filed on May 18, 2023).
3.4	Corrected Restated Certificate of Incorporation of ConocoPhillips Company, dated as of April 28, 2022 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of ConocoPhillips filed on August 18, 2022).
3.5	Bylaws of ConocoPhillips Company (incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed on December 4, 2012).
4.1	Indenture, dated as of December 7, 2012, among ConocoPhillips, ConocoPhillips Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of ConocoPhillips filed on December 7, 2012).
4.2	Form of the terms of the 4.400% Notes due 2027, 5.300% Notes due 2029, 6.800% Notes due 2032, 5.700% Notes due 2034, 6.600% Notes due 2037, and 5.200% Notes due 2045, including the form of each of the foregoing (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of ConocoPhillips filed on December 30, 2024).
4.3	Registration Rights Agreement, dated as of December 30, 2024, by and among ConocoPhillips Company, ConocoPhillips, TD Securities (USA) LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank and U.S. Bancorp Investments, Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of ConocoPhillips filed on December 30, 2024).
5.1	Opinion of King & Spalding LLP.
21.1	List of Subsidiaries of ConocoPhillips (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K of ConocoPhillips filed on February 18, 2025).
22.1	Subsidiary Guarantors of Guaranteed Securities (incorporated by reference to Exhibit 22 to the Annual Report on Form 10-K of ConocoPhillips filed on February 18, 2025).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of DeGolyer and MacNaughton.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Ryder Scott Company, L.P.
23.5	Consent of Netherland, Sewell & Associates, Inc.
23.6	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1	Powers of Attorney of directors and officers of ConocoPhillips and CPCo (included on the signature pages attached hereto).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of December 7, 2012.
99.1	Form of Letter of Transmittal.
107	Filing Fee Table.

Item 22.   Undertakings
Each of the undersigned Registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of such Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(9)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2025.
CONOCOPHILLIPS
By:
/s/ Kelly B. Rose

Kelly B. Rose
Senior Vice President, Legal, General Counsel and Corporate Secretary
Each person whose signature appears below appoints Ryan M. Lance, William L. Bullock, Jr., Kontessa S. Haynes-Welsh and Kelly B. Rose, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the others, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary, advisable or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, advisable or appropriate in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 8, 2025.
Signature	Title
/s/ Ryan M. Lance Ryan M. Lance	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ William L. Bullock, Jr. William L. Bullock, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Kontessa S. Haynes-Welsh Kontessa S. Haynes-Welsh	Vice President and Controller (Principal Accounting Officer)
/s/ Dennis V. Arriola Dennis V. Arriola	Director
/s/ Nelda J. Connors Nelda J. Connors	Director
/s/ Gay Huey Evans Gay Huey Evans	Director

Signature	Title
/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Director
/s/ Timothy A. Leach Timothy A. Leach	Director
/s/ William H. McRaven William H. McRaven	Director
/s/ Sharmila Mulligan Sharmila Mulligan	Director
/s/ Arjun N. Murti Arjun N. Murti	Director
/s/ Robert A. Niblock Robert A. Niblock	Director
/s/ David T. Seaton David T. Seaton	Director
/s/ R. A. Walker R.A. Walker	Director

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2025.
CONOCOPHILLIPS COMPANY
By:
/s/ William L. Bullock, Jr.

William L. Bullock, Jr.
Executive Vice President and Chief Financial Officer
Each person whose signature appears below appoints Ryan M. Lance, William L. Bullock, Jr., Kontessa S. Haynes-Welsh and Kelly B. Rose, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the others, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary, advisable or appropriate to enable ConocoPhillips Company to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, advisable or appropriate in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 8, 2025.
Signature	Title
/s/ Ryan M. Lance Ryan M. Lance	President and Chief Executive Officer (Principal Executive Officer)
/s/ William L. Bullock, Jr. William L. Bullock, Jr.	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Kontessa S. Haynes-Welsh Kontessa S. Haynes-Welsh	Vice President and Controller (Principal Accounting Officer)
/s/ Kelly B. Rose Kelly B. Rose	Director, Senior Vice President, Legal, General Counsel and Corporate Secretary